                                                                 Exhibit 10.42


                                    AGREEMENT


     THIS AGREEMENT is made as of this 24th day of October 1994 between Morrison Knudsen Corporation, a Delaware Corporation ("MK" or the "Company") and Stephen
R. Grant ("Employee").


                             R  E  C  I  T  A  L  S


     At the end of 1994, Employee will have been employed by MK for six years; and he will have served as General Counsel and, most recently, as Senior Vice President of the Company responsible for MK's operations in Australia and South East Asia. In his various capacities with the Company, Employee has become familiar with the operations of the Company in its domestic and international markets, particularly as they relate to civil construction and the business of McConnell Dowell Corporation ("MDC") of which Employee has acted as Chairman of the Board since November 1993.

     As of 31 December 1994, Employee will cease being a Senior Vice President of the Company and his employment will switch from regular full time salaried status to regular part time salaried status. Absent this Agreement, Employee's employment would have ended 31 December 1994 for reasons other than cause.

     As a regular part time employee of MK, and in accordance with the terms of this Agreement, Employee shall serve as Chairman of the Board of MDC and, if MDC is sold prior to the expiration of this Agreement, Employee shall assist MK in such other matters as the parties mutually may agree upon. Employee agrees to serve as the Chairman of MDC and to provide such assistance on the terms below.

     NOW, THEREFORE, it is agreed:

     1. TERM. The term of this Agreement shall commence on the day of its execution and expire on the 31st day of December 1996, unless otherwise extended by agreement of the parties.

     2.    SERVICES.

     a) In the performance of the services hereunder, Employee shall report to MK's Executive Vice President.

     b) For the period prior to December 31, 1994, Employee's principal duty will be to enhance the value of MK's interest in MDC by continuing to serve as the Chairman of MDC; assisting in the resolution of outstanding claims and litigation, including the disputes with MDC's term banks; working with MDC to establish independent banking relationships which do not depend upon the financial support of MK; and performing such other duties relating to MDC which may be assigned to him in writing from time to time. In connection therewith, Employee shall prepare and submit in advance a budget each year to MK's Executive Vice President for approval.

     c) For the period from January 1, 1995 to December 31, 1996, Employee's principal duties will continue to be those described in subparagraph (b) , above, except that if MK should sell its interest in MDC prior to the expiration of this Agreement, Employee's duties shall be such as may be mutually agreed upon between Employee and MK (the "Services") .

     3. TIME. Employee will continue to be employed on a "full time" basis until 31 December 1994; and, thereafter, he will be employed on a "part time" basis.

     a) During the period from the date hereof until 31 December, 1994, Employee will devote such time to the performance of the Services as is consistent with his duties hereunder.

     b) During the period January 1, 1995 - December 31, 1996, Employee will be expected to perform approximately 500 hours of Services during each year of this Agreement. Services which Employee may be asked to perform in excess of 500 hours per annum will be scheduled only with the consent of Employee.

     c) The precise times and increments in which Employee shall perform the Services may be established by MK in writing after consultation with Employee.

     4. COMPENSATION. During the term of this Agreement, Employee shall be compensated as follows:

     a) For the period prior to 31 December 1994, Employee shall be paid his existing salary of $325,000 per annum, plus such additional benefits and bonuses for the year as are due or payable under the MK executive compensation and benefit plans in which Employee currently participates.

     b) For the first 500 hours of Services during each calendar year for the period January 1, 1995 - December 31, 1996, Employee shall be paid the sum of $140,000 per annum ("Base Compensation") payable in the normal course of MK's payroll practices.

     c) For each hour of Services performed in excess of 500 hours during any calendar year commencing after January 1, 1995, Employee will be paid monthly in arrears additional compensation calculated at the rate of $185/hour (the "Additional Compensation") . Invoices for Additional Compensation shall be submitted by Employee within 30 days following the performance of the Services covered by them; and such invoices shall be paid by the Company within 30 days of their submission.

     d) In addition, (i) Employee will be reimbursed monthly for his normal business expenses reasonably incurred in the performance of the Services, including First Class transportation on international flights; (ii) he will be provided with health, dental and insurance coverage comparable to that currently provided to him under the benefit plans and practices offered by the Company to its senior executives (including, basic life insurance of $325,000; travel accident insurance of $350,000; and long term disability benefits of $23,250/month), except that Employee's participation in the Supplemental Executive Life Insurance program shall cease on 31 December 1994; and (iii) he shall be provided with adequate office space, parking, and secretarial assistance, in San Francisco and a computer and modem for a branch office in Occidental.

     e) Employee's existing stock option awards shall remain in effect and be exercisable in accordance with their terms throughout the term of this Agreement.

     5.    DEFERRED COMPENSATION.

a) Effective 1 January 1989, the Company entered into a Deferred Compensation Agreement with Employee, as amended as of 15 July 1993 (the "Amended Deferred Compensation Agreement") . The Parties agree that none of the benefits of that agreement are waived by the execution of this Agreement and, except as otherwise provided herein, the terms of the Amended Deferred Compensation Agreement shall remain in full force and effect throughout the term hereof.

     b) If this Agreement is terminated by the Company before 31 December 1996 for reasons other than Cause, Employee immediately shall be entitled to receive such payments under the Amended Deferred Compensation Agreement as would be due him if this Agreement had been so terminated on December 31, 1996. To reflect their early receipt, such benefit payments shall be actuarialy reduced if they commence prior to December 31, 1996. The reduction shall be accomplished using the actuarial assumptions employed by Hewitt Associates contained in Exhibits A and B.

     c) If Employee so elects in writing prior to 31 December 1994, upon the expiration of this Agreement on December 31, 1996, (or upon its earlier termination by the Company for reasons other than Cause), in lieu of the deferred compensation benefits which otherwise would be owing under the terms of the Amended Deferred Compensation Agreement (including the benefit, if applicable, that would be owing pursuant to the provisions of paragraph 5. b) above) (the "Settlement Amount"), Company shall deposit the Settlement Amount to Employee's John Hancock deferred compensation account.

     (d)  Hewitt Associates has   calculated the deferred compensation benefits
Employee is entitled to receive if he elects early retirement, both as a monthly benefit for life and as a lump sum payment. The parties agree that the calculations made by Hewitt Associates are accurate and shall be used for purposes of establishing the amounts due Employee under this paragraph 5. Copies of such calculations are attached as Exhibits A and B. The parties acknowledge however, that the calculations set forth in Exhibits A and B do not set forth all possible combinations of retirement dates, monthly benefits and lump sum values. Nevertheless, when calculating benefits involving combinations not included in Exhibits A and B, the parties agree that the actuarial assumptions, data and methods used by Hewitt Associates in Exhibits A and B, shall be used for such combinations.

     6.   RIGHTS UPON EARLY TERMINATION.

     If, prior to the expiration of this Agreement on December 31, 1996, the Agreement is terminated by the Company without Cause, within 30 days following the date of notice of such termination, Employee shall be paid (a) an amount equal to the sum of the monthly payments due under paragraph 4 of this Agreement from the date of such notice until December 31, 1996; and (b) deferred compensation in such form and in such amount as would be due to Employee in accordance with the provisions of paragraph 5 of this Agreement.

     7. NON-COMPETITION. During the term of this Agreement, Employee shall not perform services for a person or entity which competes with any business in which the Company is then engaged with respect to any matter as to which the Company and such person or entity are then in direct competition without the prior written consent of MK, which consent will not be unreasonably withheld.

     8. NON-ASSIGNABILITY. Unless otherwise provided herein, the rights and obligations of the parties hereunder may not be assigned to a third party without the consent of the party whose rights are affected.

     9.   ENTIRE AGREEMENT; NO MODIFICATION.   This Agreement, together with the
Amended Deferred Compensation Agreement, express the entire agreement of the parties on the subjects covered hereunder; both such agreements shall be construed as complementary and consistent with one another; and neither agreement may be modified or amended except by a writing signed by the party to be charged.

     10. DEFINITION. As used herein, the term "Cause" shall have the same meaning as in the amendments to the Company's Supplemental Executive Incentive Plan, a copy of which is attached to Employee's Deferred Compensation Agreement.

     Wherefore, the parties have executed this Agreement as of the date first above written.

ATTEST                                  MORRISON KNUDSEN CORPORATION


/s/ David A. Channer                    By /s/ Stephen G. Hanks
- ------------------------------          ------------------------------
David A. Channer                        Stephen G. Hanks



                                        EMPLOYEE


                                        /s/ Stephen R. Grant
                                        ------------------------------
                                        Stephen R. Grant

                                    Exhibit A
                              to Agreement between
                          Morrison Knudsen Corporation
                              and Stephen R. Grant
                          dated as of October 24, 1994

                                HEWITT ASSOCIATES
October 13, 1994



PRIVATE AND CONFIDENTIAL

Mr. David A. Channer
Morrison Knudsen Corporation
Morrison Knudsen Plaza
720 Park Boulevard
Boise, ID 83729

Dear Dave:

Re: Deferred Compensation Agreement Pension Benefit Calculation for Stephen
Grant

This letter provides the pension calculation you requested for Mr. Grant. These calculations are identical to the calculations in our October 11 letter except we have used December 31, 1996 for the benefit commencement date and lump sum calculation date. Thus, the benefits for 12/31/94 and 12/31/95 are based on service earned through those dates, but assuming the monthly benefit won't start until 12/31/96 (i.e., 1/1/97). The benefit for 12/31/2001 assumes benefits will start 12/31/2001, but the lump sum value is calculated as of 12/31/96.

ESTIMATED DEFERRED COMPENSATION AGREEMENT PENSION BENEFITS

- -------------------------------------------------------------------------------
                              BENEFIT
                         COMMENCEMENT                             LUMP SUM VALUE
TERMINATION DATE                 DATE        MONTHLY BENEFIT*     AS OF 12/31/96
- --------------------------------------------------------------------------------
   12/31/1994              12/31/1996          $   5,270.82         $    699,000
   12/31/1995              12/31/1996          $   6,206.10         $    823,000
   12/31/1996              12/31/1996          $   7,138.71         $    946,000
   12/31/2001              12/31/2001          $  16,717.89         $  1,380,000

- -------------------------------
*Payable as a five-year certain and life annuity.
The frozen MKRP benefit has been subtracted.
- --------------------------------------------------------------------------------

The lump sum values are based on the same actuarial assumptions used for the 1993 year-end disclosure of the Deferred Compensation and Supplemental Retirement Benefit Agreements, i.e., 7% interest and the 1983 Group Annuity Mortality Table.

                                HEWITT ASSOCIATES


Mr. David A. Channer
Page 2
October 13, 1994


The table below shows the details of the benefit calculation.

CALCULATION OF MONTHLY BENEFIT

- -----------------------------------------------------------------------------------------------------

                                             12/31/94       12/31/95       12/31/96       12/31/2001

- -----------------------------------------------------------------------------------------------------
Benefit Commencement Date                    12/31/96       12/31/96       12/31/96       12/31/2001
    (1)   Age at Benefit Commencement              57             57             57               62

    (2)   Years of Service at Termination           6              7              8               13

    (3)   Months of Service                        72             84             96              156

    (4)   Highest Monthly Average
          Compensation
          ($532,589.60 DIVIDED BY 12)     $ 44,382.47    $ 44,382.47    $ 44,382.47      $ 44,382.47

    (5)   Monthly Age 65 Primary
          Social Security Benefit         $  1,284.00    $  1,333.00    $  1,385.00      $  1,733.00

    (6)   Total Morrison Knudsen
          Provided Retirement Benefit
          Payable at Age 65
          [50% x (4) - 50% x (5)] x
          (3) DIVIDED BY 192              $  8,080.96    $  9,417.07    $ 10,749.37      $ 17,326.35

    (7)   Early Retirement Reduction
          Factor, as if Rule of 80
          were Satisfied (6% Reduction
          per Year from Age 62)                   70%            70%            70%             100%

    (8)   Total Benefit at Early
          Retirement (6) x (7)            $  5,656.67     $ 6,591.95    $  7,524.56      $ 17,326.35

    (9)   Frozen Age 65 MKRP Benefit      $    742.02     $   742.02    $    742.02      $    742.02

   (10)   MKRP Early Retirement
          Reduction Factor (6%
          Reduction Per Year From
          Age 65)                                 52%            52%            52%              82%

   (11)   MKRP Benefit Payable at
          Early Retirement (9) x (10)     $    385.85     $   385.85    $    385.85      $    608.46

   (12)   Net Nonqualified Benefit
          Payable at Early Retirement
          Immediately After Termination)
          (8) - (11)                      $  5,270.82     $ 6,206.10    $  7,138.71      $ 16,717.89
                                          -----------     ----------    -----------      -----------
                                          -----------     ----------    -----------      -----------

- -----------------------------------------------------------------------------------------------------

                                HEWITT ASSOCIATES


Mr.  David A. Channer
Page 3
October 13, 1994


The following table shows the calculation of the high five-year average compensation. For this calculation, 1989 through 1993 are assumed to be the highest five years. For the December 31, 2001 retirement, 1989 through 1991 compensation cannot be included in the average, because they are more than ten years before retirement. However, for purposes of calculating a benefit estimate for December 31, 2001, we have assumed the final average compensation will remain at $532,589.60, as you requested.

AVERAGE  COMPENSATION

- --------------------------------------------------------------------------------------------
                                                          AVERAGE OF
                                                         MOST RECENT       HIGHEST FIVE YEAR
             END OF YEAR                                  FIVE YEARS          AVERAGE OUT OF
YEAR       AGE      SERVICE          COMPENSATION       COMPENSATION           LAST 10 YEARS
 (1)       (2)          (3)                   (4)                (5)                     (6)
- --------------------------------------------------------------------------------------------
1989        50            1         $  468,170.00
1990        51            2         $  474,988.00
1991        52            3         $  618,270.00
1992        53            4         $  503,250.00
1993        54            5         $  598,270.00       $532,589.60              $532,589.60
1994        55            6                                                      $532,589.60
1995        56            7                                                      $532,589.60
1996        57            8                                                      $532,589.60
- --------------------------------------------------------------------------------------------

                                HEWITT ASSOCIATES

Mr. David A. Channer
Page 4
October 13, 1994


Finally, the data and assumptions used in the calculation are as follows:



DATE OF BIRTH                                December 14, 1939

DATE OF HIRE                                 January 1, 1989

FROZEN MONTHLY MKRP BENEFIT
IN 5-YEAR CERTAIN AND
LIFE NORMAL FORM

     Basic                                 $ 526.18

     Excess                                  215.84

     Prior Plan Offset (UPL Annuity)          (0.00)
                                           --------
     Total                                 $ 742.02

ASSUMED FUTURE COMPENSATION


     No compensation past 1993 was used in the calculation.

ACTUARIAL ASSUMPTIONS FOR                 7% interest and the 1983 Group Annuity
LUMP SUM VALUES                           Mortality Table

SOCIAL SECURITY ASSUMPTIONS

     COLA's                               3.5% Per Year

     National Average Wage Increases      4.0% Per Year

                                HEWITT ASSOCIATES


Mr. David A. Channer
Page 5
October 13, 1994

Please call if you have any questions.

Sincerely,

Hewitt Associates LLC

/s/ Steve

Steven P. Lindblad

SPL:sa
cc: Mr. Thomas M. Jarrett, Hewitt Associates

                                    Exhibit B
                              to Agreement between
                          Morrison Knudsen Corporation
                              and Stephen R. Grant
                          dated as of October 24, 1994

                                HEWITT ASSOCIATES


October 11, 1994

PRIVATE AND CONFIDENTIAL

Mr. David A. Channer
Morrison Knudsen Corporation
Morrison Knudsen Plaza
720 Park Boulevard
Boise, ID 83729

Dear Dave:

Re: Deferred Compensation Agreement Pension Benefit Calculation for Stephen
Grant

This letter provides the pension calculation you requested for Mr. Grant. These calculations are identical to those in our letters of October 10 except we have shown all four retirement dates (1994, 1995, 1996, and 2001), and for the 1994 and 1995 retirements, we have returned to the use of the Rule of 80 early retirement reduction factors.

ESTIMATED DEFERRED COMPENSATION AGREEMENT PENSION BENEFITS

- ----------------------------------------------------------------
                                                 LUMP SUM VALUE
RETIREMENT DATE            MONTHLY BENEFIT*      AS OF 12/31/94

- ----------------------------------------------------------------
December 31, 1994              $  4,390.15          $    600,000

December 31, 1995              $  5,685.59          $    711,000

December 31, 1996              $  7,138.71          $    816,000

December 31, 2001              $ 16,717.89          $  1,190,000
- ----------------------------------------------------------------

*Payable as a five-year certain and life annuity.
 The frozen MKRP benefit has been subtracted.
- ----------------------------------------------------------------

The lump sum values are based on the same actuarial assumptions used for the 1993 year-end disclosure of the Deferred Compensation and Supplemental Retirement Benefit Agreements, i.e., 7% interest and the 1983 Group Annuity Mortality Table.

                               HEWITT ASSOCIATES


Mr. David A. Channer
Page 2
October 11, 1994


The table below shows the details of the benefit calculation.

CALCULATION OF MONTHLY BENEFIT

- ----------------------------------------------------------------------------------------------

                                         12/31/94       12/31/95       12/31/96     12/31/2001

- ----------------------------------------------------------------------------------------------
(1)  Retirement Age                            55             56             57             62
(2)  Years of Service                           6              7              8             13
(3)  Months of Service                         72             84             96            156

(4)  Highest Monthly Average
     Compensation
     ($532,389.60 DIVIDED BY 12)       $ 44,382.47    $ 44,382.47    $ 44,382.47    $ 44,382.47

(5)  Monthly Age 65 Primary
     Social Security Benefit           $  1,284.00    $  1,333.00    $  1,385.00    $  1,733.00

(6)  Total Morrison Knudsen
     Provided Retirement Benefit
     Payable at Age 65
     [50% x (4) - 50% x (5)]
      x (3) DIVIDED BY 192            $  8,080.96    $  9,417.07    $ 10,749.37    $ 17,326.35

(7)  Early Retirement Reduction
     Factor, as if Rule of 80
     were Satisfied (6%
     Reduction per Year from
     Age 62)                                  58%            64%            70%           100%

(8)  Total Benefit at Early
     Retirement (6) x (7)             $  4,686.96    $  6,026.92    $  7,524.56    $ 17,326.35

(9)  Frozen Age 65 MKRP Benefit       $    742.02    $    742.02    $    742.02    $    742.02


(10) MKRP Early Retirement
     Reduction Factor (6%
     Reduction Per Year From
     Age 65)                                  40%            46%            52%            82%

(11) MKRP Benefit Payable at
     Early Retirement (9) x (10)      $    296.81    $    341.33    $    385.85    $    608.46

(12) Net Nonqualified Benefit
     Payable at Early Retirement
     Immediately After Termination)
     (8) - (11)                       $  4,390.15    $  5,685.59    $  7,138.71    $ 16,717.89
                                      -----------    -----------    -----------    -----------
                                      -----------    -----------    -----------    -----------

- ----------------------------------------------------------------------------------------------

                                HEWITT ASSOCIATES


Mr. David A. Channer
Page 3
October 11, 1994

The following table shows the calculation of the high five-year average compensation. For this calculation, 1989 through 1993 are assumed to be the highest five years. For the December 31, 2001 retirement, 1989 through 1991 compensation cannot be included in the average, because they are more than ten years before retirement. However, for purposes of calculating a benefit estimate for December 31, 2001, we have assumed the final average compensation will remain at $532,589.60, as you requested.

AVERAGE  COMPENSATION

- --------------------------------------------------------------------------------
                                               AVERAGE OF
                                               MOST RECENT     HIGHEST FIVE YEAR
          END OF YEAR                           FIVE YEARS        AVERAGE OUT OF
YEAR    AGE    SERVICE        COMPENSATION    COMPENSATION         LAST 10 YEARS
 (1)    (2)        (3)                 (4)             (5)                   (6)
- --------------------------------------------------------------------------------
1989     50          1       $  468,170.00
1990     51          2       $  474,988.00
1991     52          3       $  618,270.00
1992     53          4       $  503,250.00
1993     54          5       $  598,270.00    $532,589.60           $532,589.60
1994     55          6                                              $532,589.60
1995     56          7                                              $532,589.60
1996     57          8                                              $532,589.60
- --------------------------------------------------------------------------------

                                HEWITT ASSOCIATES


Mr. David A. Channer
Page 4
October 11, 1994



Finally, the data and assumptions used in the calculation are as follows:

DATE OF BIRTH                            December 14,1939

DATE OF HIRE                             January 1, 1989

FROZEN MONTHLY MKRP BENEFIT
IN 5-YEAR CERTAIN AND
LIFE NORMAL FORM

  Basic                                  $ 526.18

  Excess                                   215.84

  Prior Plan Offset (UPL Annuity)           (0.00)
                                         --------

  Total                                  $ 742.02

ASSUMED FUTURE COMPENSATION

  No compensation past 1993 was used in the calculation.

ACTUARIAL ASSUMPTIONS FOR                7% interest and the 1983 Group Annuity
LUMP SUM VALUES                          Mortality Table

SOCIAL SECURITY ASSUMPTIONS

  COLA's                                 3.5% Per Year

  National Average Wage Increases        4.0% Per Year